                                                                    Exhibit 99.8


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULES



To the Partners of
Sierra Pacific Development Fund II



We have audited the consolidated financial statements of Sierra Pacific Development Fund II, a California limited partnership, and subsidiary (the "Partnership") as of and for the year ended December 31, 2000 and have issued our report thereon dated March 26, 2001 (except with respect to the matter discussed in Note 10, as to which the date is April 19, 2001). Such consolidated financial statements and reports are included in your 2000 Annual Report to the Limited Partners and are incorporated herein by reference. Our audit also included the financial statement schedules of Sierra Pacific Development Fund II, listed in Item 14. These financial statement schedules are the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audit. In our opinion, such consolidated financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.




/s/ ARTHUR ANDERSEN LLP


Houston, Texas
March 26, 2001 (except with respect to the matter discussed in Note 10, as to which the date is April 19, 2001.)

INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT SCHEDULES



To the Partners of
Sierra Pacific Development Fund II


We have audited the consolidated financial statements of Sierra Pacific Development Fund II and subsidiary, a California limited partnership, (the "Partnership") as of December 31, 1999 and 1998, and have issued our report thereon dated February 25, 2000. Such consolidated financial statements and reports are included in your 1999 Annual Report to the Limited Partners and are incorporated herein by reference. Our audits also included the financial statement schedules of Sierra Pacific Development Fund II, listed in Item 14. These financial statement schedules are the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.



/s/ DELOITTE & TOUCHE LLP


Houston, Texas
February 25, 2000

                                   SCHEDULE II
                SIERRA PACIFIC DEVELOPMENT FUND II AND SUBSIDIARY
                      VALUATION AND QUALIFYING ACCOUNTS AND
          RESERVES For the Years Ended December 31, 2000, 1999 and 1998


                                                  Income -
                                                 Producing
                                                 Properties

Allowance for loss - January 1, 1998             $450,000

 Provision charged to costs and expenses (1)            0

Allowance for loss - December 31, 1998            450,000

 Provision charged to costs and expenses (1)            0

Allowance for Loss - December 31, 1999            450,000

 Provision charged to costs and expenses (1)            0

Allowance for loss - December 31, 2000           $450,000

(1) See Notes 1 and 4 to consolidated financial statements incorporated by reference to the Annual Report to the Limited Partners attached as an Exhibit.

                                  SCHEDULE III
                SIERRA PACIFIC DEVELOPMENT FUND II AND SUBSIDIARY
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2000


                                                      Initial Cost          Improvements                 Gross Amount at
                                                   to Partnership (1)        Capitalized        Which carried at close of period
                                               -------------------------                    ----------------------------------------
                                  Encumb-                       Improve-    After Acquis-               Improve-          Total
Description                       rances           Land          ments        ition (2)     Land         ments         (3)(4)(5)
-----------                       ------           ----         --------    -------------   ----        --------       ---------

OFFICE/INDUSTRIAL BUILDINGS
  INCOME - PRODUCING:
5850 San Felipe
Houston, Texas                  $3,000,000     $1,950,000     $  2,806,932  $ 2,504,580   $1,950,000  $  5,143,287      $ 7,093,287

Sierra Southwest Pointe
  Houston, Texas                 1,479,068        570,124        2,279,488      579,890      570,124     2,642,501        3,212,625

Sierra Westlakes Development
Houston, Texas                   1,870,973      1,743,622                     3,759,827    1,743,622     2,331,415        4,075,037
                                ----------------------------------------------------------------------------------------------------
TOTAL                           $6,350,041     $4,263,746     $  5,086,420  $ 6,844,297   $4,263,746   $10,117,203      $14,380,949
                                ====================================================================================================




                                     Accumulated        Date        Date       Depreciation
Description                       Depreciation (5)  Constructed   Acquired        Life
-----------                       ----------------  -----------   --------     ------------

OFFICE/INDUSTRIAL BUILDINGS
  INCOME - PRODUCING:
5850 San Felipe
Houston, Texas                  $     $1,821,212          3/77       12/94     1-30 yrs.

Sierra Southwest Pointe
  Houston, Texas                         899,687          8/72        7/91     2-30 yrs.

Sierra Westlakes Development
Houston, Texas                         1,182,278         10/85        8/84     1-30 yrs.
                                ---------------------
TOTAL                           $     $3,903,177
                                =====================



(1)  The initial cost represents the original purchase price of the property.

(2)  The Partnership has capitalized property development costs.

(3)  Also represents costs for Federal Income Tax purposes.

(4) A valuation allowance of $450,000 was established in 1989 as the appraised value of the properties declined below book value. See Notes 1 and 4 to the financial statements incorporated by reference to the Annual Report to the Limited Partners attached as an exhibit.

(5) Reconciliation of total real estate carrying value and accumulated depreciation for the three years ended December 31, 2000 is as follows:

                                  SCHEDULE III
                SIERRA PACIFIC DEVELOPMENT FUND II AND SUBSIDIARY
                    REAL ESTATE AND ACCUMULATED DEPRECIATION



                                         Total Real Estate    Accumulated
                                          Carrying Value     Depreciation

Balance - January 1, 1998                  $ 15,068,050      $  3,405,671
   Additions during the year                    416,813           729,888
   Write off fully depreciated assets        (1,467,901)       (1,467,901)
                                           ------------      ------------
Balance - December 31, 1999                  14,016,962         2,667,658
   Additions during the year                    387,242           695,895
   Write off fully depreciated assets           (84,834)          (84,834)
                                           ------------      ------------
Balance - December 31, 1999                  14,319,370         3,278,719
    Additions during the year                   176,681           723,340
    Proceeds from insurance company             (16,220)                0
    Write off fully depreciated assets          (98,882)          (98,882)
                                           ------------      ------------

Balance - December 31, 2000                $ 14,380,949      $  3,903,177
                                           ============      ============